Exhibit 99.1

Agrify Announces Results for Third Quarter 2022

Industry Headwinds Continue to Challenge Business

Company Adjusts Fiscal Year 2022 Outlook

BILLERICA, Mass., November 9, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced financial results for the third quarter ended September 30, 2022.

“While the operating environment within the cannabis industry continues to pose significant challenges for us, we remain determined to pursue and execute on a number of important and practical initiatives,” said Raymond Chang, Chairman and Chief Executive Officer of Agrify. “Unfortunately, our third quarter financial performance was not what we anticipated. We entered the quarter with line of sight on more than $15.0 million in revenue, however, we had to make some difficult business decisions, which resulted in quarterly revenue of only $7.0 million. Our third quarter revenue excludes $5.3 million of design and build revenue, which was deferred as a result of a default by Bud & Mary’s ownership on the terms of its Total Turn-Key Solution and Loan Agreements, as well as the current pending lawsuit, and approximately $1.8 million of customer orders that were not fulfilled during the quarter as we managed to the strict quarterly cash spend limits incorporated into our restructured credit facility. Despite the obstacles we have encountered in recent months, we believe brighter days are ahead, and we are already seeing a positive shift in momentum in the fourth quarter, which should bode well for renewed growth for the remainder of the year and beyond.”

Third Quarter and Year-To-Date 2022 Financial Results

●	Revenue was $7.0 million for the third quarter, a decrease of 55.4% compared to $15.8 million for the prior year period. Revenue was $52.4 million for the year-to-date period, an increase of 51.4% versus $34.6 million for the prior year-to-date period. Third quarter 2022 revenue reflects the deferral of $5.3 million of design and build revenue in connection with the Bud and Mary’s lawsuit.

●	Gross loss for the third quarter totaled $(4.1) million, or (58.6)% of revenue, compared to $(380) thousand, or (2.4)% of revenue, in the prior year period. Gross profit (loss) for the year-to-date period was $1.7 million, or 3.2% of revenue, compared to $(393) thousand, or (1.1)% of revenue in the prior year-to-date period.

●	Operating expenses totaled $27.4 million for the third quarter, compared to $9.4 million in the prior year period. Operating expenses were $134.5 million for the year-to-date period, compared to $21.3 million in the prior year-to-date period. The comparative increase in third quarter 2022 operating expenses is largely attributable to increases in reserves associated with loans receivable, increases in depreciation and amortization, and changes in contingent consideration related to the fair value estimates associated with ongoing acquisition-related earnout arrangements. Additionally, the increase in comparative year-to-date operating expenses is similarly attributable to the previously mentioned items, as well as second quarter 2022 impairment charges of $69.9 million.

●	Net loss for the third quarter was $46.3 million, or $17.33 per diluted share, compared to a net loss of $9.8 million, or $4.68 per diluted share, in the prior year period. Net loss totaled $148.6 million, or $57.21 per diluted share, for the year-to-date period, compared to a net loss of $19.2 million, or $10.66 per diluted share, in the prior year-to-date period.

●	Cash flow used in operating activities was $8.5 million for the third quarter, compared to $3.7 million in the prior year period. Cash flow used in operating activities was $66.1 million for the year-to-date period, compared to $17.6 million in the prior year-to-date period.

●	Adjusted EBITDA (a non-GAAP financial measure) was a loss of $28.8 million in the third quarter (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term, including a reconciliation to the most comparable GAAP measure), compared to an Adjusted EBITDA loss of $5.6 million in the prior year period. Adjusted EBITDA was a loss of $54.3 million in the year-to-date period, compared to an Adjusted EBITDA loss of $14.3 million in the prior year-to-date period.

Recent Business Highlights

●	On November 3, 2022, Agrify announced the successful commercialization of the PX10 hydrocarbon cannabis extractor that was originally unveiled in August. The PX10 will soon be installed at three customer facilities, including at a customer site in Maryland belonging to Alchemist Ventures. The progression of the PX10 exemplifies the Company’s ability to not only successfully turn a product vision into reality, but also its capacity to provide cutting-edge solutions to a growing number of prominent customers including multi-state operators as they look to gain a competitive edge, grow their businesses, and produce groundbreaking products in all different form factors.

●	On October 6, 2022, Agrify announced that Prairie State Cannabis LLC in Illinois, LowKey LLC in Massachusetts, and MediFlora Cultivation LTD in South Africa all signed agreements to operate their respective cultivation businesses using Agrify’s Rapid Deployment Packs (“RDPs”). Agrify will initially be providing each customer with an RDP configuration consisting of 56 Vertical Farming Units (“VFUs”). With this infrastructure, each customer will have the potential to produce an estimated 7.5 pounds of premium quality flowers per VFU, per grow cycle, with approximately 5.2 grow cycles expected to be possible each year. The combined agreements for these three new customers have an expected base value of over $7.5 million in cultivation-related hardware sales, and additionally include future recurring SaaS and production success fees.

●	On September 9, 2022, Agrify announced it received the Best Cultivation Technology Award during the Green Market Report’s Tech Summit. The Green Market Report is one of the preeminent sources for financial, business, and economic news in the cannabis industry and is also the driving force behind a number of cannabis conferences and industry events. The Green Market Report Cannabis Technology Awards recognize companies in the cannabis industry that have created innovative products and services.

Equity Financing Update

The Company ended the third quarter of 2022 with a combined amount of cash, restricted cash, and marketable securities of $12.5 million. Subsequent to the end of the third quarter of 2022, the Company began issuing shares of its common stock under a previously announced at-the-market equity program (the “ATM Program”), and as of November 7, 2022, the Company had generated aggregate gross proceeds through the ATM Program of $15.6 million and net proceeds, after deducting commissions, of $15.1 million.

2022 Outlook

The Company is further updating its revenue guidance for Fiscal Year 2022 due to the pending lawsuit from Bud & Mary’s, which has resulted in an unanticipated deferral of approximately $5.3 million in third quarter revenue and will also impact fourth quarter revenue. Agrify now expects to generate between $65.0 million and $70.0 million in total revenue for Fiscal Year 2022 instead of the previous guidance range of $70.0 million to $75.0 million.

Conference Call and Webcast Information

Agrify will host a conference call and webcast today (Wednesday, November 9, 2022) at 8:30 a.m. Eastern Time (ET) to discuss its financial results for the third quarter ended September 30, 2022.

●	WEBCAST (live and available for replay): https://ir.agrify.com/news-and-events/investor-calendar

●	DIAL-IN DETAILS (for those who would like to ask a question during the live call):

o	U.S. Participants: 1-877-407-9208

o	International: 1-201-493-6784

o	Conference ID: 13732566

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, including expected revenue, anticipated growth in the fourth quarter and in future periods, the timing and ability to launch new products, including the PX10, the ability to realize revenue from the bookings, backlog, pipeline, and specific transactions described herein, including the agreements relating to Rapid Deployment Packs, the expected benefits and yields derived from Agrify products, project timelines, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$7,019	$15,751	$52,369	$34,584
Cost of goods sold	11,135	16,131	50,703	34,977
Gross (loss) profit	(4,116)	(380)	1,666	(393)

General and administrative	24,126	7,705	53,263	16,562
Sales and marketing	2,160	890	6,582	2,288
Research and development	1,747	827	6,269	2,483
Change in contingent consideration	(602)	-	(1,509)	-
Impairment of long-lived assets	-	-	69,904	-
Total operating expenses	27,431	9,422	134,509	21,333
Loss from operations	(31,547)	(9,802)	(132,843)	(21,726)

Interest (expense) income, net	(3,979)	45	(5,224)	68
Other income (expense)	1,506	(15)	1,506	(78)
Change in fair value of warrant liability	5,686	-	5,686	-
(Loss) gain on extinguishment of notes payable	(17,933)	-	(17,933)	2,685
Other (expense) income, net	(14,720)	30	(15,965)	2,675

Net loss before income taxes	(46,267)	(9,772)	(148,808)	(19,051)
Income tax benefit	-	-	(262)	-
Net loss	(46,267)	(9,772)	(148,546)	(19,051)
Income (loss) attributable to non-controlling interest	1	(14)	5	153
Net loss attributable to Agrify	$(46,268)	$(9,758)	$(148,551)	$(19,204)

Net loss per share attributable to common
stockholders – basic and diluted (1)	$(17.33)	$(4.68)	$(57.21)	$(10.66)
Weighted average commons shares
outstanding – basic and diluted (1)	2,671	2,083	2,597	1,807

(1)	Periods presented have been adjusted to reflect the 1-for-1.581804 reverse stock split on January 12, 2021 and the 1-for-10 reverse stock split on October 18, 2022. Additional information regarding the reverse stock splits may be found in Note 1 – Overview, Basis of Presentation and Significant Accounting Policies, included elsewhere in the notes to the condensed consolidated financial statements.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets		(Audited)
Cash and cash equivalents	$2,151	$12,014
Restricted cash	10,000	-
Marketable securities	381	44,550
Accounts receivable, net	4,559	7,222
Inventory	41,791	20,498
Prepaid expenses and other assets	4,500	2,452
Total current assets	63,382	86,736

Loan receivable, net	29,232	22,255
Property and equipment, net	13,208	6,232
Right-of-use assets, net	2,470	1,479
Goodwill and intangible assets, net	-	64,162
Other non-current assets	1,899	1,184
Total assets	$110,191	$182,048

Liabilities
Accounts payable	$9,558	$9,151
Accrued expenses and other current liabilities	20,505	28,764
Operating lease liabilities, current	822	814
Long-term debt, current	492	1,089
Deferred revenue	10,136	3,772
Total current liabilities	41,513	43,590

Other non-current liabilities	187	318
Warrant liabilities	971	-
Operating lease liabilities, non-current	1,744	704
Long-term debt	30,380	12
Total liabilities	74,795	44,624

Stockholders’ Equity
Common stock (1)	3	2
Preferred stock	-	-
Additional paid-in capital (1)	242,549	196,032
Accumulated deficit	(207,526)	(58,975)
Total stockholders’ equity	35,026	137,059
Non-controlling interests	370	365
Total liabilities and stockholders’ equity	$110,191	$182,048

(1)	Periods presented have been adjusted to reflect the 1-for-1.581804 reverse stock split on January 12, 2021 and the 1-for-10 reverse stock split on October 18, 2022. Additional information regarding the reverse stock splits may be found in Note 1 – Overview, Basis of Presentation and Significant Accounting Policies, included elsewhere in the notes to the condensed consolidated financial statements.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flow (used in) provided by:
Operating activities	$(66,115)	$(17,557)
Investing activities	(4,135)	(84,683)
Financing activities	60,387	138,875
Net increase in cash and cash equivalents	$(9,863)	$36,635

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, which is a non-U.S. GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes, measuring our performance relative to that of our competitors and determining our compliance with certain debt instruments. We utilize Adjusted EBITDA as a key measure of our performance.

We calculate Adjusted EBITDA as net loss adjusted to exclude (i) tax provision and benefit; (ii) interest income and expense, net; (iii) other income and expense, net; (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) acquisition-related expenses; (vii) investment banker termination fees; (viii) restructuring charges; (ix) impairments to long-lived assets; (x) gains and losses associated with the extinguishment of debt; (xi) changes in the fair value of warrant liabilities; (xii) changes in contingent consideration; (xiii) legal settlement charges; and (xiv) other items affecting our results that we do not view as representative of our ongoing operations, including losses associated with write-offs.

We believe Adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time-to-time. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, net loss, for the three- and nine-month periods ended September 30, 2022 and 2021, respectively:

AGRIFY CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net loss	$(46,268)	$(9,758)	$(148,551)	$(19,204)
Add:
Income tax benefit	-	-	(262)	-
Interest expense (income)	3,979	(45)	5,224	(68)
Other (income) expense	(1,506)	15	(1,506)	78
Depreciation and amortization	401	195	2,602	508
Stock-based compensation	1,646	1,118	3,540	4,183
Direct acquisition expenses	-	519	716	519
Investment banker termination fees	-	2,393	637	2,393
Restructuring charges	1,287	-	1,862	-
Impairment charges	-	-	69,904	-
Gain on extinguishment of notes payable	17,933	-	17,933	(2,685)
Change in fair value of warrant liability	(5,686)	-	(5,686)	-
Change in contingent consideration	(602)	-	(1,509)	-
Legal settlement costs	-	-	800	-
Adjusted EBITDA	$(28,816)	$(5,563)	$(54,296)	$(14,276)

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com